Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trailer Bridge, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-88502) of our report dated March 27, 2007, relating to the financial statements and schedule which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Miami, Florida
March 27, 2007